UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 17, 2010

ARES CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	000-50697	33-1089684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 22nd Floor, Building East, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 17, 2010, Ares Capital Corporation (the “Registrant”) entered into an amendment (the “Amendment”) to its senior secured revolving credit facility (as amended, the “Revolving Credit Facility”) with JPMorgan Chase Bank, N.A. and each of the other lenders party thereto.  The Amendment, among other things, increased the aggregate commitments under the Revolving Credit Facility to $740 million and modified the Revolving Credit Facility to allow for the creation of separate “multicurrency” and “dollar” loan and lender classes.

Borrowings under the Revolving Credit Facility are subject to various covenants, including the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Amendment and is qualified in its entirety by reference to a copy the Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangment of a Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

10.1	Amendment No. 1, dated as of May 17, 2010, between Ares Capital Corporation, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES CAPITAL CORPORATION

Date: May 19, 2010

	By:	/s/ Richard S. Davis
	Name:	Richard S. Davis
	Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Amendment No. 1, dated as of May 17, 2010, between Ares Capital Corporation, as borrower, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.